EXHIBIT 99.1

Skadden, Arps, Slate, Meagher & Flom llp 300 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA 90071-3144 ________ TEL: (213) 687-5000 FAX: (213) 687-5600 www.skadden.com

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March 17, 2010

Citigroup Inc.
399 Park Avenue
New York, NY 10043

Citigroup Capital XII
c/o Citigroup Inc.
399 Park Avenue
New York, NY 10043

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Citigroup Capital XII, a Delaware statutory trust (the “Trust”), and Citigroup Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Trust of 92,000,000 of its 8.500% fixed rate/floating rate trust preferred securities (liquidation amount $25 per capital security) (the “Capital Securities”) and related issuance by the Company of $2,300,025,000 aggregate principal amount of 8.500% fixed rate/floating rate junior subordinated deferrable interest debentures due March 30, 2040 (the “Junior Subordinated Debt Securities”).

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)           the registration statement on Form S-3 (File No. 333-157459) of the Company, the Trust and certain other trusts relating to the Capital Securities filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, allowing for delayed offerings pursuant to Rule 415 under the Securities Act, and Post-Effective Amendment No. 1 thereto;

Citigroup Inc.
Citigroup Capital XII
March 17, 2010

(b)           the final prospectus, dated March 10, 2010, relating to the Capital Securities, the Capital Securities Guarantee Agreement and the Junior Subordinated Debt Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Securities Act (such final prospectus being hereinafter referred to as the “Prospectus”); and

(c)           such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

We have also relied upon statements and representations made to us by representatives of the Company and the Trust and have assumed that such statements and the facts set forth in such representations are true, correct and complete without regard to any qualification as to knowledge or belief.  Our opinion is conditioned upon the initial and continuing accuracy of the documents, certificates, records, statements and representations referred to above.  We have also assumed that the transactions related to the offering of the Capital Securities will be consummated in the manner contemplated by the Prospectus.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.  In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time, possibly with retroactive effect.  A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations or assumptions on which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein or in the Prospectus, we are of the opinion that, under current United States federal income tax law:

1.
While there is no authority directly on point and the issue is not free from doubt, the Junior Subordinated Debt Securities held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

Citigroup Inc.
Citigroup Capital XII
March 17, 2010

2.	The Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

3.
Although the discussion set forth in the Prospectus under the heading “United States Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences described therein.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the Capital Securities or of any transaction related thereto.  This opinion is expressed as of the date of effectiveness of the Registration Statement, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to such date or the impact of any information, document, certificate, record, statement, representation or assumption relied upon herein that becomes incorrect or untrue.  We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP